PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-190535

(To Prospectus dated April 18, 2014)

5,000,000 Shares

Common Stock

We are offering 5,000,000 shares of our common stock at a price of $2.00 per share. Our common stock is listed on The NASDAQ Capital Market under the symbol “MEET.” On July 22, 2014, the last reported sale price of our common stock was $2.31 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

	Per Share	Total
Public offering price	$2.00	$10,000,000
Underwriting discounts and commissions (1)	$0.12	$600,000
Proceeds to us, before expenses	$1.88	$9,400,000

(1) The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page S-24 of this prospectus supplement for a description of compensation payable to the underwriters.

We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $300,000. The underwriters may also purchase up to an additional 750,000 shares of our common stock from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of our common stock will be made through the facilities of the Depository Trust Company on or about July 28, 2014, subject to the satisfaction of customary closing conditions.

Sole Book Running Manager

JMP Securities

Co-Managers

Northland Capital Markets	Janney Montgomery Scott

Prospectus Supplement dated July 23, 2014.

Unless otherwise stated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “MeetMe,” the “Company” and similar designations refer to MeetMe, Inc. and its subsidiaries on a consolidated basis.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated April 18, 2014 is part of a “shelf” registration statement on Form S-3 that we initially filed on August 9, 2013, and amended on April 4, 2014, with the Securities and Exchange Commission and was declared effective by the Securities and Exchange Commission on April 18, 2014. By using a “shelf” registration statement, we may sell a number of shares of common stock, preferred stock, debt securities, warrants to purchase common stock and/or warrants to purchase preferred stock, as described in the accompanying prospectus, from time to time in one or more offerings with a maximum aggregate offering price of up to $50,000,000.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated April 18, 2014, provides more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and the underwriters do not, take responsibility for, and can provide no assurances as to, the reliability of any information that others provide you. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of our common stock in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. In particular, these forward-looking statements include, among others, statements about:

•       our preliminary estimated financial information set forth under the heading “Recent Developments” in this prospectus supplement;

•       our expectations regarding user engagement patterns;

•       our expectations regarding mobile usage by our users;

•       the impact of increased mobile usage on revenues and financial results;

•       our expectations relating to advertising and the effects of advertising and mobile monetization on our revenues;

•       our plans regarding product development, international growth and personnel;

•       our liquidity and expectations regarding uses of cash;

•       our expectations regarding payments relating to cost reduction initiatives;

•       the impact of new accounting policies;

•       our plans for capital expenditures for the remainder of the year ending December 31, 2014; and

•       the amount, and our expected uses, of the net proceeds of this offering.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus supplement, and the other information in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2013.

Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project” and other words of similar meaning, although not all forward-looking statements contain these identifying words. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus.

Important factors that could cause actual results to differ from those in the forward-looking statements include users’ willingness to try new product offerings, the risk that unanticipated events affect the functionality of our mobile applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices, the risk that the mobile advertising market will not grow, the ongoing existence of such demand and the willingness of our users to complete mobile offers or pay for virtual currency. Any forward-looking statement made by us in this prospectus supplement speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. We refer you to our most recent Annual Report on Form 10-K for the most recent fiscal year under the caption “Item 1A – Risk Factors” of such report, and the other documents incorporated by reference into this prospectus supplement for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

PRESENTATION OF NON-GAAP FINANCIAL MEASURES

We use financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We present these non-GAAP financial measures because we believe them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We define Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges. We exclude stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of our historical operating results nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the financial statements and related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus and the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-4 and on page 2 of the accompanying prospectus and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Business

MeetMe is a social network for meeting new people both on the web and on mobile platforms, including on iPhone, Android, iPad and other tablets, that facilitates interactions among users and encourages users to connect with each other. We monetize through advertising, virtual currency, and paid subscriptions. We provide users with access to an expansive, multilingual menu of resources that promote social interaction, information sharing and other topics of interest to users. We also offer online marketing capabilities, which enable marketers to display their advertisements in different formats and in different locations.

Just as Facebook has established itself as the social network of friends and family, and LinkedIn as the social network of colleagues and business professionals, MeetMe is creating the social network not of the people you know but of the people you want to know. We believe meeting new people is a basic human need, especially for users aged 18-30, when so many long-lasting relationships are made. According to data from www.census.gov, as of July 1, 2013, there were more than one billion people aged 18-30 worldwide with more than 50 million such people in the United States.

We believe that we have significant growth opportunities ahead as people are increasingly using their mobile devices to discover the people around them. We believe it is important to users to be able to establish connections within their geographic proximity and, as a result, we believe it is critical to our business’s success that we establish a high density of users within the geographic regions we serve.  As the MeetMe network grows the number of users in a location, we believe users who are seeking to meet new people will incrementally benefit from the quantity of relevant connections.

Company and Other Information

Our principal offices are located at 100 Union Square Drive, New Hope, Pennsylvania 18938, and our telephone number there is (215) 862-1162. Our website address is http://www.meetmecorp.com. We do not incorporate the information on or accessible through our website into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Recent Developments

We have presented preliminary estimated financial information below for our second fiscal quarter, ended June 30, 2014, based on currently available information. We have not finalized our financial results for our second fiscal quarter and McGladrey LLP, our independent registered public accounting firm, has not performed any procedures with respect to the preliminary estimated financial information contained below, nor has it expressed any opinion or other form of assurance on such preliminary estimated financial information or its achievability. These preliminary estimates should not be regarded as a representation by us, our management or the underwriters as to our actual financial results for our second fiscal quarter. The preliminary estimated financial information presented below is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material.

The following are preliminary estimates of financial results for our second fiscal quarter, ended June 30, 2014:

●

Revenue is estimated to be $10.7 million, an increase of 12% as compared to $9.5 million for our second fiscal quarter ended June 30, 2013. The estimated increase in revenue compared to the corresponding period in 2013 was primarily due to increased mobile revenue.

●

Mobile revenue is estimated to be $5.6 million, an increase of 114% as compared to $2.6 million for our second fiscal quarter ended June 30, 2013. The estimated increase in mobile revenue compared to the corresponding period in 2013 was primarily due to higher advertising revenue.

●	Adjusted EBITDA is expected to be approximately $740,400, an increase of 93% as compared to $384,000 for the second fiscal quarter ended June 30, 2013.

Adjusted EBITDA is a financial measure that is not calculated in accordance with GAAP. For a discussion of our presentation of Adjusted EBITDA, see “Presentation of Non-GAAP Financial Measures” on Page iv of this prospectus supplement. We encourage you to review our financial information in its entirety and not rely on a single financial measure. The following table presents a reconciliation of net loss from continuing operations, the most directly comparable GAAP financial measure, to Adjusted EBITDA for the second quarters ended June 30, 2014 and June 30, 2013.

	Three months ended June 30,
	2014	2013
	(unaudited, in thousands)
Net loss from continuing operations allocable to common shareholders	$(1,437.8)	$(2,099.0)
Interest expense	241.6	141.7
Depreciation and amortization	1,079.9	1,089.0
Amortization of stock based compensation	1,038.1	605.8
Acquisition related restructuring costs	—	646.5
Change in warrant liability	(181.4)	—
Adjusted EBITDA	$740.4	$384.0

One operating metric that we use to measure activity on our sites is in terms of daily active users (“DAUs”), and we define a mobile DAU as a user who accessed our sites by one of our mobile applications or by the mobile-optimized version of our website, whether on a mobile phone or tablet, such as the iPad, during the day of measurement. The following is our preliminary estimate of average mobile DAU as of June 30, 2014:

●	Average mobile DAU for the month ended June 30, 2014 is expected to be 863,781, an increase of 12% as compared to average mobile DAU of 772,203 for the quarter ended March 31, 2014.

The Offering

Common stock offered by us	5,000,000 shares

Option to purchase additional shares

We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to 750,000 additional shares of our common stock at the public offering price less the underwriting discounts and commissions to cover over-allotments, if any.

Common stock to be outstanding immediately after this offering	43,971,200 shares (or 44,721,200 shares if the underwriters exercise in full their over-allotment option to purchase additional shares).

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-21.

Risk Factors

You should carefully read “Risk Factors” on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider before deciding to invest in our common stock.

NASDAQ Capital Market symbol	MEET

The number of shares of our common stock to be outstanding immediately after this offering, as set forth in the table above, is based on 38,971,200 shares outstanding as of June 30, 2014 and excludes:

●	1,479,949 common shares issuable upon the conversion of 1,000,000 shares of Series A-1 Preferred Stock outstanding as of June 30, 2014;
●	2,812,414 common shares issuable upon the exercise of warrants outstanding as of June 30, 2014 at a weighted average exercise price of $3.00 per share;
●	9,786,546 common shares issuable upon the exercise of options outstanding as of June 30, 2014 at a weighted average exercise price of $2.29 per share;
●	1,715,627 unvested restricted stock awards outstanding as of June 30, 2014;
●	2,389,277 additional common shares available for future issuance as of June 30, 2014 under our 2012 Omnibus Plan; and
●	750,000 shares of our common stock issuable upon the exercise of the underwriters’ over-allotment option.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus supplement, including the consolidated financial statements and the related notes incorporated by reference in this prospectus supplement, before deciding whether to invest in shares of our common stock.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties that we are unaware of, or that we currently believe are not material may also become important factors that adversely affect our business.  If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected.  In that event, the market price of our common stock could decline, and you could lose part or all of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes.

Risk Related to Our Business

If we cannot increase our monthly average users and increase their engagement on MeetMe, our future operating results may decline.

We offer applications that are free to use, with only a small percentage of our users paying for virtual goods.  Our financial performance has been and will continue to be significantly determined by our success in adding, retaining, and engaging active users. We must continue to add new members to our user base and retain existing members by offering new and engaging features and products in order to attract advertising investment and generate virtual currency revenue.  The challenges we face include, among other things, our ability to:

●	attract new users and retain existing users at a consistent rate;

●	increase engagement by existing users;

●	monetize our growing base of mobile users;

●	anticipate changes in the social networking and social discovery industry;

●	cost-effectively develop and launch applications;

●	launch new products and release enhancements that become popular;

●

develop and maintain a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased member usage, fast load times and the deployment of new features and applications;

●	process, store and use data in compliance with governmental regulation and other legal obligations related to privacy;

●	compete with other companies that are currently in, or may in the future enter, the social networking or social discovery industry;

●	hire, integrate and retain world class talent;

●	expand our business internationally and with respect to mobile devices; and

●	monetize mobile devices.

If we fail to retain existing users or add new users, or if our users decrease their level of engagement, our revenue, financial results, and business may be significantly harmed.

The size of our user base and our users’ level of engagement are critical to our success.  We had approximately 4.8 million monthly active users (MAUs) on average per month in the first quarter of 2014.  Our financial performance is significantly affected by our success in adding, retaining, and engaging active users.  If people do not perceive our products to be useful, reliable, and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement.  A number of other social networking companies that achieved early popularity have since seen their active user bases or levels of engagement decline, in some cases precipitously.  There is no guarantee that we will not experience a similar erosion of our active user base or engagement levels.  A decrease in user retention, growth, or engagement could render us less attractive to advertisers, which may have a material and adverse impact on our revenue, business, financial condition, and results of operations.  Any number of factors could potentially negatively affect user retention, growth, and engagement, including if we fail to:

●	introduce new and improved products that are favorably received;

●	identify and respond to emerging technological trends in the market;

●	provide a compelling user experience with the decisions we make with respect to the frequency, prominence, and size of advertising and other commercial content we display;

●	continue to develop features for mobile devices that users find engaging, that work with a variety of mobile operating systems and networks, and that achieve a high level of market acceptance;

●	acquire or license leading technologies;

●	avoid technical or other problems that prevent us from delivering our services in a rapid and reliable manner or otherwise affect the user experience; or

●	provide adequate customer service to users or advertisers.

If we are unable to maintain and increase our user base and user engagement, our revenue, financial results, and future growth potential may be adversely affected.

Because the number of our registered members is higher than the number of actual users, and a substantial majority of our page views are generated by a minority of our members, our future operating results will be adversely affected if we do not increase the number of active members and the average usage per member.

The majority of our members do not routinely visit MeetMe on a monthly basis, and a majority of our page views are generated by a minority of our members.  Also, the number of registered members in our network may be higher than the number of actual users because some members may have multiple registrations, other members may have died or may have become incapacitated, and others may have registered under fictitious names.  Members also terminate their memberships and delete their profiles.  Given the challenges inherent in identifying these accounts, we do not have a reliable system to accurately identify the number of active members, and thus we rely on the number of registered members as our measure of the size of our network. If the number of our actual members does not meet our expectations or we are unable to increase the breadth and frequency of visits from members, then our business may not grow as fast as we expect which will harm our operating and financial results and may cause our stock price to decline.

If our members do not interact with each other or our viral marketing strategy fails, our ability to attract new members will suffer and our revenue will decrease.

The majority of our members do not visit MeetMe frequently and spend a limited amount of time when they do visit.  If we are unable to encourage our members to interact more frequently and to increase the amount of user generated content they provide, our ability to attract new users and our financial results will suffer.  In addition, part of our success depends on our members interacting with our products and contributing to our viral advertising platform (Social Theater).  If our Social Theater platform is unsuccessful and our members do not spread our advertisers’ messages throughout the Internet, our operating results will suffer.

We generate the majority of our revenue from advertising.  If we incur a loss of advertisers, or a reduction in spending by advertisers, our revenue could substantially decline resulting in significant operating losses and impacting our cash flows negatively.

The majority of our revenue is currently generated from parties advertising on our platform.   As is common in the industry, our advertisers typically do not have long-term advertising commitments with us.  Many of our advertisers spend only a relatively small portion of their overall advertising budget with us.  Advertisers will not continue to do business with us, or they will reduce the prices they are willing to pay to advertise with us, if we do not deliver advertising and other commercial content in an effective manner, or if they do not believe that their investment in advertising with us will generate a competitive return relative to other alternatives.  Our advertising revenue could be adversely affected by a number of other factors, including:

●	decreases in user engagement, including time spent on MeetMe;

●	product changes or inventory management decisions we may make that reduce the size, frequency, or relative prominence of advertising and other commercial content that we display;

●	our inability to improve our analytics and measurement solutions that demonstrate the value of our advertising and other commercial content;

●	loss of advertising market share to our competitors;

●	adverse legal developments relating to advertising, including legislative and regulatory developments and developments in litigation;

●	adverse media reports or other negative publicity involving us or other companies in our industry;

●	changes in the way online advertising is priced;

●	the impact of new technologies that could block or obscure the display of our advertising and other commercial content; and

●	the impact of macroeconomic conditions and conditions in the advertising industry in general.

The occurrence of any of these or other factors could result in a reduction in demand for our advertising and other commercial content, which may reduce the prices we receive for our advertising and other commercial content, or cause advertisers to stop advertising with us altogether.  In turn, we may incur a substantial decline in revenue, increased operating losses, and a negative impact on cash flows.

We have entered into significant agreements with advertising partners, and their default or other inability to perform under these contracts could harm our business and results of operations.

We have entered into a Media Publisher Agreement with Beanstock Media, Inc. (“Beanstock”) whereby Beanstock will have the exclusive right and obligation to fill 100% of our remnant advertising inventory on www.meetme.com. For the quarter ended March 31, 2014, our web based remnant advertising revenue accounted for approximately 29% of our total revenue. We have also entered into an Advertising Agreement with Pinsight Media+, Inc. (“Pinsight”) whereby Pinsight will have the right and obligation to fill certain advertising inventory on our MeetMe mobile apps for iOS and Android. For the quarter ended March 31, 2014, the mobile App revenue that is subject to this agreement accounted for approximately 36% of our total revenue. A failure by us to renew either agreement, or to do so on terms less favorable, or a failure by either Pinsight or Beanstock to effectively perform its obligations under its respective agreement could have detrimental operating, financial and reputational consequences for our business. In particular, if either Pinsight or Beanstock files for bankruptcy protection, becomes insolvent or otherwise fails to meet its payment obligations to us, we could be prevented from collecting on receivables under the respective agreement, which would have an adverse effect on our results of operations.

If we cannot effectively monetize our mobile products, we may not be able to successfully grow our business.

The shift of our audience from web to mobile may be disruptive to our business and operating results. As our users shift from web to mobile access web page views have decreased.  Decreasing web traffic contributes to declining web revenue.  Our business faces the challenge of ramping up mobile monetization to offset declining web revenues as users continue to increase their mobile access.  The transition in our user access may impact revenue in the short-term and medium-term as mobile monetization continues to mature slowly.  Accordingly, as users continue to increasingly access MeetMe mobile products as a substitute for using personal computers, if personal computers usage continues to be phased out by the popularity of smart phones and tablets, and if we are unable to successfully implement monetization strategies for our mobile users, our revenue and financial results may be negatively affected.

Because we face significant competition from other social networks and companies with greater resources, we may not be able to compete effectively.

We face significant competition from other companies that seek to connect members online.  Our competitors are other companies providing portal and online community services, such as Facebook, Yahoo, Google, Tagged, Badoo, PlentyOfFish, Skout, and Okcupid.  Many of our competitors have greater resources, more established reputations, a broader range of content and products and services, longer operating histories and more established relationships with their users than we do. They can use their experience and resources against us in a variety of competitive ways, including developing ways to attract and maintain users.  These factors may allow our competitors to respond more effectively than us to new or emerging technologies and changes in market requirements.  Our competitors may develop products, features, or services that are similar to ours or that achieve greater market acceptance, may undertake more far-reaching and successful efforts at developing new services or marketing campaigns, or may adopt more aggressive pricing policies.

We believe that our ability to compete effectively depends upon many factors both within and beyond our control, including:

●	the usefulness, ease of use, performance, and reliability of our services compared to our competitors;

●	the size and composition of our user base;

●	the engagement of our users with our services;

●	the timing and market acceptance of services, including developments and enhancements to our or our competitors’ services;

●	our ability to monetize our services, including our ability to successfully monetize mobile usage;

●	the frequency, size, and relative prominence of the advertising and other commercial content displayed by us or our competitors;

●	customer service and support efforts;

●	marketing and selling efforts;

●	changes mandated by legislation, regulatory authorities, or litigation, including settlements and consent decrees, some of which may have a disproportionate effect on us;

●	acquisitions or consolidation within our industry, which may result in more formidable competitors;

●	our ability to attract, retain, and motivate talented employees, particularly software engineers;

●	our ability to cost-effectively manage and grow our operations; and

●	our reputation and brand strength relative to our competitors.

If we are not able to effectively compete, our user base and level of user engagement may decrease, which could make us less attractive to advertisers and materially and adversely affect our revenue and results of operations.

Because we face competition from traditional media companies, we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

Major brand and network advertising drives most of our revenue.  We rely primarily on cost per thousand (“CPM”) advertising, where the price for advertising is based on the number of users who view it.  In addition to Internet companies, we face competition from companies that offer traditional media advertising opportunities.  Most large advertisers have set advertising budgets, a portion of which is allocated to Internet and mobile advertising.  We expect that large advertisers will continue to increase their advertising efforts on the Internet and mobile devices.  If we fail to convince these companies to spend a portion of their advertising budgets on social media and specifically with us, however, our operating results could be harmed.

An increasing number of individuals are utilizing devices other than personal computers to access the Internet.  If versions of our applications developed for these devices do not gain widespread adoption, or do not function as intended, our business could be adversely affected.

The number of people who access the Internet through devices other than personal computers, including smart phones, cell phones and handheld tablets, has increased dramatically in the past few years and is projected to continue to increase.   We have launched a MeetMe mobile application for Android smart phones, iPhones and iPads.  We are dependent on interoperability with popular mobile operating systems that we do not control, such as Android and iOS, and any changes in such systems that degrade our platform’s functionality or give preferential treatment to competitive services could adversely affect our mobile application usage on mobile devices.  Each device manufacturer or platform provider may establish unique or restrictive terms and conditions for developers on such devices or platforms, and our games may not work well or be viewable on these devices as a result.  Smart phones, cell phones and handheld tablets generally have lower processing speed, power, functionality and memory than computers.  As a result, our mobile application and similar applications we may develop in the future may not be compelling to users.  As new devices and new platforms are continually being released, it is difficult to predict the problems that we may encounter in developing versions of our solutions for use on these alternative devices, and we may need to devote significant resources to the creation, support, and maintenance of such devices.  If we cannot effectively monetize the continuing shift to mobile devices, our business could be negatively affected.

Since we rely on the Apple “App Store” and “Google Play” to obtain new mobile MeetMe members, if either denies us access or changes its search and rating algorithms we may not be able to acquire new mobile members.

We acquire new mobile members for MeetMe primarily through the Apple “App Store” and Google “Play” (formerly the Android “Marketplace”).  On more than one occasion in the past, Apple has rejected our applications because of user generated content and other concerns. In response we devoted additional resources to image review, and changed some of our content allowance policies.  If we fail to maintain access to either or both the App Store and Google Play outlets, our business and operating results will suffer.  In addition, our iPhone and Android applications rank near the top of the “Free Social” categories and near the top of many key search terms.  However, Apple and Google have changed their rating and search algorithms in the past without notice.  Future changes to the rating and search algorithms by Apple or Google may impact our rating and search results, causing a drop in new mobile and application downloads and causing our business and operating results to suffer.

If we are unable to continue to develop successful applications for mobile platforms and standalone mobile applications, our growth prospects could suffer.

We have offered applications for mobile platforms since May 2010.  We launched our first standalone application in 2013 and are continuing to develop standalone applications.  We expect to continue to devote substantial resources to the development of mobile applications and standalone applications, but there can be no assurances that we will continue to succeed in developing applications that appeal to users or advertisers.  We may encounter difficulty in attracting leading advertisers to our mobile applications.  We may also encounter difficulty transitioning features that were successful on the web to applications developed for mobile platforms.  With respect to our standalone applications, we may encounter difficulty attracting users to those applications. If a standalone application fails to attract users we may remove it from the MeetMe platform.  We may also face challenges working with wireless carriers, mobile platform providers and other mobile communications partners.  Finally, we may face challenges converting mobile users into users that pay for virtual currency or other virtual items.  These and other uncertainties make it difficult to know whether we will continue to succeed in developing commercially viable applications for mobile platforms and standalone applications.  If we do not succeed in doing so, our growth prospects will suffer.

If we cannot address technological change in our industry in a timely fashion and develop new services, our future results of operations may be adversely affected.

The Internet and electronic commerce industries are characterized by:

●	rapidly changing technology;

●	evolving industry standards and practices that could render our platform and proprietary technology obsolete;

●	changes in consumer tastes and demands; and

●	frequent introductions of new services or products that embody new technologies.

Our future performance will depend, in part, on our ability to develop, license or acquire leading technologies and program formats, enhance our existing services and respond to technological advances and consumer tastes and emerging industry standards and practices on a timely and cost-effective basis.  Developing website and other technology involves significant technical and business risks.  We may not be able to successfully use new technologies or adapt our platforms and technology to emerging industry standards.  We may not be able to remain competitive or sustain growth if we do not adapt to changing market conditions or customer requirements.

Because we plan to continue expanding our operations abroad where we have limited operating experience, we may be subject to increased business, economic and regulatory risks that could affect our financial results.

We plan to continue the international expansion of our business operations.  We may enter new international markets where we have limited or no experience in marketing, selling, and deploying our products.  If we fail to deploy or manage our operations in international markets successfully, our business may suffer.  In addition, we are subject to a variety of risks inherent in doing business internationally, including:

●	political, social, or economic instability;

●	risks related to the legal and regulatory environment in foreign jurisdictions, including with respect to privacy, and unexpected changes in laws, regulatory requirements, and enforcement;

●	burdens of complying with a variety of foreign laws;

●	potential damage to our brand and reputation due to compliance with local laws, including potential censorship or requirements to provide user information to local authorities;

●	lack of familiarity with local customs;

●	fluctuations in currency exchange rates;

●	higher levels of credit risk and payment fraud;

●	reduced protection for intellectual property rights in some countries;

●	difficulties in staffing and managing global operations, increased travel and infrastructure; and

●	compliance with the United States Foreign Corrupt Practices Act and similar laws in other jurisdictions.

If we are unable to expand internationally and manage the complexity of our global operations successfully, our financial results could be adversely affected.

If we are unable to implement payment gateways to our users, our results of operations may be adversely affected.

We conduct our business in countries outside the United States and depend on payment gateways that are not as well developed as those in the United States where most people have credit cards or bank debit cards to use in paying for virtual goods, products and services.  Users in some countries in which we operate do not always have access to credit and debit cards and other payment methods common in the United States.  If we are unable to implement payment gateways that provide our members the ability to pay for goods, products and services easily, our future results may be adversely affected.  Additionally, our inability to collect and receive payments from these other sources may have an adverse effect on our business and results of operations.

Because we rely on Facebook as a significant distribution, marketing and promotion platform, if our relationship with Facebook changes or if Facebook loses market share, our business may be adversely affected.

Facebook is an important distribution, marketing and promotion platform for our content and applications.  We generate a number of our new users through the Facebook platform and we expect to continue to do so for the foreseeable future.  As such, we are subject to Facebook’s standard terms and conditions for Facebook Connect and for application developers, which govern the promotion, distribution and operation of games and other applications on the Facebook platform.

Our ability to acquire new members and provide services to our existing members would likely be harmed if:

●	Facebook discontinues or limits access to its platform by us and other application developers;

●

Facebook modifies its terms of service or other policies, including changing how the personal information of its users is made available to application developers on the Facebook platform or shared by users;

●	Facebook develops its own competitive offerings; or

●	Facebook disallows our advertising in its platforms.

We have benefited from Facebook’s strong brand recognition and large user base.  If Facebook loses its market position or otherwise falls out of favor with users, we would need to identify alternative channels for marketing, promoting and distributing our content and applications, which could consume substantial resources and may not be effective.  In addition, Facebook has broad discretion to change its terms of service and other policies with respect to us and other developers, and any such changes could be unfavorable.  Facebook may also change its fee structure, add fees associated with access to and use of the Facebook platform, change how the personal information of its users is made available to application developers on the Facebook platform or restrict how Facebook users can share information with friends on the Facebook platform.

Because our business is subject to complex and evolving United States and foreign laws and regulations regarding privacy, data protection, and other matters we may be subject to claims, changes to our business practices, increased cost of operations, or declines in user growth or engagement, or otherwise sustain harm to our business.

We are subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, including user privacy, rights of publicity, data protection, intellectual property, gaming, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation, and online payment services.  Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States.  United States federal, state and foreign laws and regulations are constantly evolving and can be subject to significant change.  The application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate.  In addition, federal, state and foreign legislative or regulatory bodies may enact new or additional laws and regulations concerning data privacy and retention issues which could adversely impact our business.  The interpretation and application of privacy, data protection and data retention laws and regulations are currently unsettled in the United States and internationally.  These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current data protection policies and practices.  Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

A failure in or breach of our operational or security systems or infrastructure, or those of third parties with which we do business, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses.

Integral to our performance is the continued efficacy of our internal processes, systems, relationships with third parties and the employees and key executives in our day-to-day ongoing operations.  Our ability to conduct business may be adversely affected by any significant and widespread disruption to our infrastructure or systems.  Our technologies, systems, networks and our users’ devices have been subject to, and are likely to continue to be the target of, cyber attacks, computer viruses, malicious code, phishing attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information of the Company, our employees or users, or otherwise disrupt our or our users’ or other third parties’ business operations.

Disruptions or failures in the physical infrastructure or operating systems that support our businesses and users, or cyber attacks or security breaches of the networks, systems or devices that our users use to access our products and services could result in the loss of users and business opportunities, significant business disruption to the Company’s operations and business, misappropriation of the Company’s confidential information and/or that of its users, or damage to the Company’s computers or systems and/or those of its users and/or counterparties, and could result in violations of applicable privacy laws and other laws, litigation exposure, regulatory fines, penalties or intervention, loss of confidence in the Company’s security measures, reputational damage and additional compliance costs.

Increased government regulation could adversely affect our business.

Due to the rapid growth and widespread use of the Internet, national and local governments are enacting and considering various laws and regulations.  Companies engaging in online search, commerce and related businesses face uncertainty related to future government regulation.  New laws and regulations designed to protect consumers could adversely affect our business and operations by exposing us to substantial compliance costs and liabilities and impeding growth in use of the Internet.  Furthermore, the application of existing domestic laws and regulations to Internet companies remains somewhat unclear, and courts may apply these laws in unintended and unexpected ways. New Jersey enacted the Internet Dating Safety Act in 2008, which requires online dating services to disclose whether they perform criminal background screening practices and to offer safer dating tips on their websites. Other states have enacted or considered enacting similar legislation. While online dating and social networking websites are not currently required to verify the age or identity of their members or to run criminal background checks on them, any such requirements could increase our cost of operations or discourage use of our services.

As we expand internationally, we will also become increasingly subject to foreign laws and regulations which could be inconsistent from country to country.  Foreign governments may restrict Internet social networking usage, pass laws that negatively impact our business, or prosecute us for our services.  We may incur substantial liabilities for expenses necessary to comply with laws and regulations or penalties for any failure to comply.  Additionally, restrictions and compliance costs associated with current and possible future laws and regulations could harm our business and operating results.

If laws are enacted taxing usage and sales on the Internet, increased taxes could adversely affect the commercial use of our marketing services and our financial results.

Due to the global nature of the Internet, it is possible that governments might attempt to tax our activities, including game usage and the sale of virtual currency.  New or revised tax regulations may subject us to additional sales, use, income and other taxes.  We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the Internet.  New or revised taxes and especially sales taxes would likely increase the cost of doing business online, reduce Internet sales and decrease the attractiveness of advertising over the Internet.  Any of these events could have an adverse effect on our business and results of operations.

If we fail to comply with existing or future laws, regulations or user concerns regarding privacy and protection of user data it could adversely affect our business.

We have posted on our websites our own privacy policy and practices concerning the collection, use, and disclosure of user data.  Any actual or perceived failure by us to comply with our posted privacy policy or with any data-related consent orders, Federal Trade Commission requirements or orders, or other federal, state or foreign privacy or consumer protection-related laws, regulations or industry self-regulatory principles, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, could result in proceedings or actions against us by governmental entities, consumer advocacy groups or others, which could potentially have an adverse effect on our business.  Our efforts to protect the information that our users have chosen to share may be unsuccessful due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, or other factors.  In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users’ data.  If any of these events occur, our users’ information could be accessed or disclosed improperly.

Further, actual or perceived failure by us to comply with our policies, applicable requirements, or industry self-regulatory principles related to the collection, use, sharing or security of personal information, or other privacy or data protection-related matters could result in a loss of user confidence in us, damage to our brands, and ultimately in a loss of users and advertising partners, any of which could adversely affect our business.

We have been subject to regulatory investigations and governmental legal proceedings and we expect to be subject to the same in the future, which could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

From time to time, we receive inquiries from regulators and other governmental entities regarding our compliance with laws and other matters.  On February 3, 2014 the San Francisco City Attorney filed a complaint against the Company in the Superior Court of the State of California, County of San Francisco, alleging that the Company engages in unfair business practices with respect to its use of information relating to minors, and particularly with respect to location information and the Company’s disclosure of such use.  Responding to or defending this or other such actions may cause us to incur substantial expenses and divert our management’s attention.  If we are unsuccessful, we could be subject to substantial monetary fines and other penalties that could negatively affect our financial condition and results of operations; furthermore, we may have to change our business practices that could impair our ability to obtain new members or service to our members.  Any change in our business practices or defense of a legal action or regulatory investigation or action could reduce our future revenues and increase our costs and adversely affect our future operating results.

Violation of existing or future regulatory or judicial orders or consent decrees could subject us to substantial monetary fines and other penalties that could negatively affect our financial condition and results of operations.  In addition, it is possible that future orders issued by, or enforcement actions initiated by, regulatory authorities could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

If our members fail to comply with existing or future laws and regulations, it could adversely affect our business.

We provide platforms for meeting new people.  Although we devote substantial resources to member services and safety, our members have in the past and will likely in the future commit crimes against other members or violate other laws in interacting with such members, which could impair our brand and raise the prospect of litigation that may be costly to defend. Additionally, any inappropriate content or behavior by our members could cause our mobile apps to be removed from the App Store and/or Google Play, which could adversely affect our business.

The requirements of being a public company may strain our resources and divert management's attention.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of The NASDAQ Capital Market, and other applicable securities rules and regulations. Compliance with these rules and regulations has increased and may continue to increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. As a result, management's attention may be diverted from other business concerns, which could harm our business and operating results.  In addition, complying with public disclosure rules makes our business more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

If we do not attract and retain highly qualified employees, we may not be able to grow effectively.

Our ability to compete and grow depends in large part on the efforts and talents of our executive officers and other employees.  Such employees, particularly product managers and engineers for both web and mobile applications, quality assurance personnel, graphic designers and salespeople, are in high demand, and we devote significant resources to identifying, hiring, training, successfully integrating and retaining these employees.  We require certain key employees to enter into employment agreements, but in the United States employees are free to leave an employer at any time without penalties.  The loss of key employees or the inability to hire additional skilled employees as necessary could result in significant disruptions of our business, and the integration of replacement personnel could be time-consuming and expensive and cause us additional disruptions.

If we experience any failure or significant interruption in our network, it could harm our business.

Our technology infrastructure is critical to the performance of our applications and to user satisfaction.  Any damage to or failure of our systems or our inability to scale our systems could result in interruptions in our service.  We lease space for our data center and rely on a co-location partner for power, security, connectivity and other services.  We also rely on third party providers for bandwidth and content delivery.  We do not control these vendors and it would take significant time and effort to replace them.  We have experienced, and may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints.  Our systems are vulnerable to damage or interruption from terrorist attacks, floods, fires, power loss, telecommunications failures, hurricanes, computer viruses, computer denial of service attacks or other attempts to harm our systems.  If the site or a particular application is unavailable when users attempt to access it or navigation through an application is slower than they expect, users may stop using the site and become less likely to return as often, if at all.  We expect to continue to make significant investments in our technology infrastructure to maintain and improve all aspects of user experience and site performance.  To the extent that our disaster recovery systems are not adequate, or we do not effectively address capacity constraints, upgrade our systems and continually develop our technology and network architecture to accommodate increasing traffic, our business and operating results may suffer.

Because our software is highly technical, undetected errors, if any, could adversely affect our business.

Our products incorporate software that is highly technical and complex.  Our software has contained, and may now or in the future contain, undetected errors, bugs, flaws, corrupted data or vulnerabilities.  Some errors in our software code may only be discovered after the code has been released.  Any errors, bugs, flaws, corrupted data or vulnerabilities discovered in our code after release could result in damage to our reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

If we experience computer malware, viruses, hacking and phishing attacks, and spamming, it could harm our business.

Security breaches, computer malware and computer hacking and phishing attacks have become more prevalent in the social media industry, have occurred on our systems in the past and may occur on our systems in the future. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, we may be unable to anticipate these techniques or implement adequate preventative measures.  Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and operating results.   We have experienced and expect to continue to experience hacking attacks.   Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our users may harm our reputation and our ability to retain existing users and attract new users.  If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed, we could lose users, and we could suffer financial exposure due to such events or in connection with remediation efforts, investigation costs, changed security, and system protection measures.

If we cannot protect our intellectual property rights, we may be unable to compete with competitors developing similar technologies.

We regard the protection of our trademarks, trade dress, domain names, trade secrets, copyrights and other intellectual property rights as critical to our success.  We strive to protect our intellectual property by relying on federal, state and common law rights, as well as foreign rights and contractual restrictions.  We pursue the registration of domain names and trademarks in the United States and in an increasing number of foreign jurisdictions, a process that is expensive and time-consuming and may not be successful or inclusive enough.  Our efforts, however, may not prevent misappropriation of our intellectual property or deter the independent development of similar technologies by others.  Failure to protect our intellectual property rights may harm our business and operating results, and circumstances beyond our control could threaten our intellectual property rights.  For example, effective intellectual property protection may not be available in the United States or other countries in which we do business.  Although we have taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business.  We regularly contribute software source code under open source licenses and have made other technology we developed available under other open licenses, and we include open source software in our products.  As a result of our open source contributions and the use of open source in our products, we may license or be required to license innovations that turn out to be material to our business and may also be exposed to increased litigation risk.  If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our service and methods of operations.  Any of these events could have an adverse effect on our business and financial results.

If we become subject to intellectual property infringement claims, it could cause us to incur significant expenses, pay substantial damages and prevent service delivery.

Companies in the Internet, social media technology and other industries own large numbers of patents, copyrights, and trademarks and frequently request license agreements, threaten litigation, or file suit based on allegations of infringement or other violations of intellectual property rights.  From time to time, we face, and expect to face in the future, legal actions and other allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including competitors and non-practicing entities. As we face increasing competition and as our business grows, we will likely face more claims of infringement.  Any such claims, regardless of merit or outcome, could result in substantial costs, adverse publicity or diversion of management and technical resources, any of which could adversely affect our business and operating results.  If we do not prevail against such claims, we could be required to pay substantial damages and/or be obligated to indemnify our business partners.  Furthermore, we could be prevented from providing products and services unless we enter into license or other agreements.  We may not be able to obtain such agreements at all or on terms acceptable to us, and as a result, we may be precluded from offering certain products and services.

Class action lawsuits or other litigation matters that are expensive and time consuming, if resolved adversely, could harm our business, financial condition, or results of operations.

In addition to intellectual property claims, we may also become involved in numerous other lawsuits, including putative class action lawsuits brought by users and marketers, or litigation relating to our business transactions or related third party transactions. Any negative outcome from such lawsuits could result in payments of substantial monetary damages or fines, or changes to our products or business practices, and accordingly our business, financial condition, or results of operations could be materially and adversely affected.  Any litigation to which we are a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal or in payments of substantial monetary damages or fines, or we may decide to settle lawsuits on similarly unfavorable terms, which could adversely affect our business, financial conditions, or results of operations.

If there are changes in accounting rules, it could adversely affect our results of operations.

We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States.  These accounting principles are subject to interpretation by the Financial Accounting Standards Board, the Public Company Accounting Oversight Board, the Securities and Exchange Commission, the American Institute of Certified Public Accountants and various other bodies formed to interpret and create appropriate accounting policies.  A change in these policies or a new interpretation of an existing policy could affect our reported results or require changes in presentation or disclosure, and could affect our reporting of transactions before a change is adopted, which in turn could have a significant adverse effect on our results of operations.

We use email and text message campaigns to drive user engagement. Disruptions in, restrictions on, and certain legal risks associated with the sending or receipt of emails or text messages or a decrease in user willingness to receive emails and text messages could adversely affect our revenues and business.

We use email and text message campaigns to drive user engagement. We send a large volume of emails and text messages to users notifying them of a variety of activities on our platform, such as new connections. We also rely on the use of email and text messages as a part of our registration and validation processes. Because of the importance of email and text messages to our business, if we are unable to successfully deliver emails or text messages to our users or if users consistently decline to open our emails or text messages, our business could be adversely affected.

We also face a risk that service providers or email applications may block bulk message transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails or text messages to our users. Third parties may also block our emails as spam, impose restrictions on our emails or text messages, or start to charge for the delivery of emails through their email systems. In addition, changes in how webmail applications organize and prioritize email may reduce the number of users opening our emails. For example, Google’s Gmail service recently introduced a new feature that organizes incoming emails into categories (for example, primary, social and promotions). Such categorization or similar inbox organizational features may result in our emails being delivered in a less prominent location in a user’s inbox or viewed as “spam” by our users and may reduce the likelihood of that user opening our emails.

Email communications may subject us to potential risks, such as liabilities or claims resulting from unsolicited email or spamming, lost or misdirected messages, security breaches, illegal or fraudulent use of email or personal information or interruptions or delays in email service. For example, in the United States, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (the “CAN-SPAM Act”) establishes certain requirements for the distribution of “commercial” email messages and provides for penalties for transmission of commercial email messages that are intended to deceive the recipient as to source or content. In addition, some countries and states have passed laws regulating commercial email practices that are, in some cases, significantly more punitive and difficult to comply with than the CAN-SPAM Act.

Text messages may subject us to potential risks, including liabilities or claims relating to consumer protection laws. For example, the Telephone Consumer Protection Act of 1991 (the “TCPA”) restricts telemarketing and the use of automatic SMS text messages without proper consent. The Federal Trade Commission (“FTC”) has guidelines that impose responsibilities on companies with respect to communications with consumers, such as text messages, and impose fines and liability for failure to comply with rules with respect to advertising or marketing practices it may deem misleading or deceptive. Furthermore, a number of states and countries have enacted statutes that address telemarketing through SMS text messages. Restrictions on marketing through text messages are enforced in the United States by the FTC, the Federal Communications Commission (“FCC”), state agencies and through the availability of statutory damages and class action lawsuits for violations of the TCPA or similar laws. The scope and interpretation of the laws that are or may be applicable to our use of text messages are continuously evolving and developing. If we do not comply with these laws or regulations or if we become liable under these laws or regulations, we could be harmed, and we may be forced to implement new marketing methods, which may be costly or ineffective.

Without the ability to deliver emails and text messages to our users we may have limited means of maintaining contact and inducing them to use our platform. Due to the importance of email and text messages to our business, any disruptions or restrictions on the distribution or receipt of emails or text messages or increase in the associated costs could have a material adverse effect on our business and operating result

Risk Related to our Stock

Because our stock price may be volatile due to factors beyond our control, you may lose all or part of your investment.

Our operating results have been in the past, and in the future are likely to be, subject to quarterly and annual fluctuations as a result of numerous factors, including:

●	changes in the number of our registered members;

●	changes in visits by our active members;

●	independent reports relating to the metrics of our website, including the number of MAUs and DAUs;

●	our failure to generate increases in revenue;

●	our failure to meet the challenges of monetizing our mobile users;

●	our failure to achieve or maintain profitability;

●	actual or anticipated variations in our quarterly results of operations;

●	announcements by us or our competitors of significant contracts, new services, or acquisitions;

●	commercial relationships, joint ventures or capital commitments;

●	the loss of significant business relationships;

●	changes in market valuations of social media companies;

●	the loss of major advertisers;

●	future acquisitions;

●	the departure of key personnel;

●	short selling activities; or

●	regulatory developments.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted.  A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Because we may issue preferred stock without the approval of our shareholders, it could be more difficult for a third party to acquire us and could depress our stock price.

Our Board may issue, without a vote of our shareholders, one or more additional series of preferred stock that have more than one vote per share.  This could permit our Board to issue preferred stock to investors who support our management and give effective control of our business to our management.  Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our common stock.  This could make it more difficult for shareholders to sell their common stock.  This could also cause the market price of our common stock shares to drop significantly, even if our business is performing well.

Because most of our outstanding shares are freely tradable, sales of these shares could cause the market price of our common stock to drop significantly, even if our business is performing well.

As of June 30, 2014, we had 38,971,200 shares of common stock outstanding of which our directors and executive officers beneficially own approximately 4 million which are subject to the limitations of Rule 144 under the Securities Act.  Most of the remaining outstanding shares, including a substantial amount of shares issuable upon the exercise of warrants and options are and will be freely tradable.  Because most of our outstanding shares are freely tradable and a number of shares held by our affiliates may be freely sold (subject to Rule 144 limitation), sales of these shares could cause the market price of our common stock to drop significantly, even if our business is performing well.

If registration rights that we have previously granted are exercised, or if we grant additional registration rights in the future, the price of our common stock may be adversely affected.

We may be obligated to register with the Securities and Exchange Commission shares of common stock, which may then be sold in the open market. We expect that we also will be required to register any securities sold in future private financings. The sale of a significant amount of shares in the open market, or the perception that these sales may occur, could cause the trading price of our common stock to decline or become highly volatile.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Because few securities or industry analysts currently cover our business, undue weight could be placed on any one analyst report.  If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price could decline.

Because we may require additional capital to meet our financial obligations and support business growth, this capital might not be available on acceptable terms or at all.

We intend to continue to make significant investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new applications or enhance our existing applications, improve our operating infrastructure or acquire complementary businesses, personnel and technologies.  Accordingly, we may need to engage in equity or debt financings to secure additional funds.  If we raise additional funds through future issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock.  Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.  Our ability to raise additional funds may be directly related to the strength of the capital and financial markets and the economy both in the United States and internationally.  We may not be able to obtain additional financing on terms favorable to us, if at all.  Additionally, if our existing resources are insufficient to satisfy our liquidity requirements, we may need to borrow money or sell additional equity or debt securities. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

If we default on our leasing and credit obligations, our operations may be interrupted and our business and financial results could be adversely affected.

We finance a portion of our expenditures through leasing arrangements, some of which are not required to be reflected on our balance sheet, and we may enter into additional similar arrangements in the future.  In particular, we have used these types of arrangements to finance some of our equipment and data centers. If we default on these leasing and credit obligations, our leasing partners and lenders may, among other things:

●	require repayment of any outstanding lease obligations;

●	terminate our leasing arrangements;

●	stop delivery of ordered equipment;

●	sell or require us to return our leased equipment; or

●	require us to pay significant damages.

If some or all of these events were to occur, our operations may be interrupted and our ability to fund our operations or obligations, as well as our business, financial results, and financial condition, could be adversely affected.

Our indebtedness may limit cash flow available to invest in the ongoing needs of our business and our inability to meet our payment obligations may permit our lenders to proceed against the collateral granted pursuant to our loan agreements.

Our indebtedness, combined with our other financial obligations and contractual commitments, could have significant adverse consequences, including:

●

requiring us to dedicate a substantial portion of our cash resources to the payment of interest on, and principal of, our debt, which will reduce the amounts available to fund working capital, capital expenditures, product development efforts and other general corporate purposes;

●	limiting our flexibility in planning for, or reacting to, changes in our business and our industry; and

●	placing us at a competitive disadvantage compared to our competitors that have less debt.

As of March 31, 2014, we had approximately $4.5 million of principal indebtedness outstanding under (i) our loan and security agreement, dated November 21, 2008, with Venture Lending & Leasing V, Inc. (as amended, the “2008 Loan Agreement”), (ii) our loan and security agreement, dated December 13, 2010, with Venture Lending & Leasing V, Inc. and Venture Lending & Leasing VI, Inc. (as amended, the “2010 Loan Agreement”) and (iii) our loan and security agreement, dated April 29, 2013, with Venture Lending & Leasing VI, Inc. and Venture Lending & Leasing VII, Inc. (the “2013 Loan Agreement, together with the 2008 Loan Agreement and the 2010 Loan Agreement, the “Loan Agreements”). We may not have sufficient capital or may be unable to arrange for additional capital to pay the amounts due under our Loan Agreements or any other borrowings.

Our obligations under our Loan Agreements are secured by a lien on all of our assets. In addition, certain of our deposit accounts are subject to account control agreements with the lenders under the Loan Agreements that gives them the right to assume control of the accounts upon an event of a default under the Loan Agreements. The Loan Agreements contain operating covenants including, among others, covenants restricting our ability to incur additional indebtedness, pay dividends or other distributions, effect a sale of any part of our business and merge with or acquire another company. The Loan Agreements also include customary events of default including upon the occurrence of a payment default, a covenant default, a material adverse change (as defined therein) and insolvency.

Upon the occurrence of an event of default, the interest on the Loan Agreements will be increased by 5% over the rate that would otherwise be applicable. In addition, the occurrence of an event of default could result in the acceleration of our obligations under the Loan Agreements as well as grant the lenders under the Loan Agreements the right to exercise remedies with respect to the collateral.

Our ability to use our net operating loss carry forwards to offset future taxable income for U.S. federal income tax purposes may be limited.

As of March 31, 2014, we had federal and state net operating loss carry forwards (“NOLs”), of approximately $139 million available to offset future taxable income, that we believe are not currently subject to an annual limitation under Section 382 of the Internal Revenue Code (the “Code”). Our ability to use our NOLs may be limited if we undergo an “ownership change,” as defined in Section 382 of the Code.  An ownership change could be triggered by substantial changes in the ownership of our outstanding stock.  For example, an ownership change would occur if certain shareholders increase their aggregate percentage ownership of our stock by more than 50 percentage points over their lowest percentage ownership at any time during the testing period, which is generally the three-year period preceding any potential ownership change.  Ownership shifts in the three year period following the myYearbook merger, when combined with the common stock issued as merger consideration and related financing, could cause an ownership change for purposes of Section 382 of the Code.

In addition, our ability to use any NOLs depends on the amount of taxable income that we generate in future periods.  The NOLs may expire before we can generate sufficient taxable income to use them.  The Company has provided a full valuation allowance on the deferred tax assets, consisting primarily of net operating losses, because evidence does not indicate that the deferred tax assets will more likely than not be realized. The NOLs, if not offset against future income, will begin expiring in 2026.

Risk Related to This Offering

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. We will have broad discretion in the application of these net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds.” Accordingly, you will have to rely upon our judgment with respect to the use of these net proceeds, with only limited information concerning our specific intentions. We may spend a portion or all of the net proceeds we will receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. Our failure to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds we will receive from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

     Since the public offering price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering of 5,000,000 shares at the public offering price of $2.00 per share, and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, and based on a net tangible book value of our common stock of $0.12 per share as of March 31, 2014, investors purchasing shares of our common stock in this offering will suffer immediate and substantial dilution of $1.69 per share in the net tangible book value of common stock. See the section entitled “Dilution” on page S-23 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In the past, we have issued options and warrants to acquire common stock at prices significantly below the public offering price of our shares of common stock in this offering. To the extent these outstanding options and warrants are ultimately exercised, you will incur additional dilution. In addition, if the underwriters exercise their option to purchase additional shares, you will incur additional dilution.

If securities and/or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the shares offered pursuant to this prospectus supplement will be approximately $9.1 million, or approximately $10.5 million if the underwriters exercise in full their option to purchase 750,000 additional shares, after deducting underwriting discount and the estimated offering expenses that are payable by us.

We intend to use the net proceeds from this offering for working capital and other corporate purposes.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of common stock immediately after the closing of this offering.

Our net tangible book value as of March 31, 2014 was approximately $4.6 million, or approximately $0.12 per share of common stock. After giving effect to the sale by us of all 5,000,000 shares offered hereby at an offering price of $2.00 per share, and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us, our pro forma net tangible book value as of March 31, 2014 would have been approximately $13.7 million, or $0.31 per share of common stock. This represents an immediate increase in net tangible book value of $0.19 per share to existing stockholders and an immediate dilution of $1.69 per share to new investors purchasing shares in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share in this offering		$2.00

Net tangible book value per share as of March 31, 2014	$0.12

Increase in net tangible book value per share attributable to this offering	0.19

Net tangible book value per share as of March 31, 2014 as adjusted after this offering		0.31

Dilution per share to new investors in this offering		$1.69

If the underwriters exercise in full their option to purchase 750,000 additional shares at the public offering price of $2.00 per share, the adjusted net tangible book value of the common stock after this offering would be $0.34 per share, representing an increase in net tangible book value of the common stock of $0.22 per share to existing stockholders and immediate dilution in net tangible book value of the common stock of $1.66 per share to new investors purchasing shares in this offering at the public offering price.

The calculations above are based on 38,566,589 shares of common stock outstanding as of March 31, 2014 and 43,566,589 shares of common stock outstanding as of March 31, 2014 after giving effect to the sale of all of the shares offered hereby. These numbers exclude 1,479,949 shares of our common stock issuable upon the conversion of 1,000,000 shares of Series A-1 Preferred Stock outstanding as of March 31, 2014, 2,812,414 shares of our common stock subject to warrants outstanding as of March 31, 2014, with a weighted average exercise price of $3.00 per share, 9,147,214 shares of our common stock subject to options outstanding as of March 31, 2014, with a weighted average exercise price of $2.25 per share, 1,309,750 shares of our common stock subject to unvested restricted stock awards as of March 31, 2014, and 750,000 shares of our common stock issuable upon the exercise of the underwriters’ over-allotment option.

The calculations above do not give effect to any dilutive issuances of our common stock that occurred after March 31, 2014 but prior to this offering. In addition, because there is no minimum amount of shares that must be sold as a condition to closing this offering, the dilution per share to new investors may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of shares we are offering.

 UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. JMP Securities LLC is acting as sole book-running manager of the offering and as representative of the underwriters. We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Shares
JMP Securities LLC	2,500,000
Northland Securities, Inc.	1,250,000
Janney Montgomery Scott LLC	1,250,000
Total:	5,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until that option is exercised.

The underwriters propose to offer the shares of our common stock directly to the public at the initial public offering price set forth on the cover of this prospectus and to certain dealers at that price less a concession not in excess of $0.072 per share. After the initial public offering of the shares, the offering price and the selling concession may be changed by the underwriters. Certain of the underwriters may sell shares to the public through one or more of their affiliates as selling agents.

The underwriters have an option to buy up to an additional 750,000 shares of our common stock from us to cover sales of shares by the underwriters which exceed the total number of shares specified in the table above. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as shown in the table above, and the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting discount is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting discount is $0.12 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without Over- Allotment Exercise	With Full Over- Allotment Exercise
Per Share	$0.12	$0.12
Total	$600,000	$690,000

     We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $300,000, all of which will be paid by us. We have agreed to reimburse the representative of the underwriters for all expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”); provided, that such expenses shall not exceed $20,000 in the aggregate. In no event will the total compensation payable to the underwriters and any other member of FINRA or independent broker-dealer (including any financial advisor) in connection with the sale of the common stock offered hereby exceed 8.0% of the gross proceeds of this offering.

We and our officers and directors and certain beneficial owners of 5% or more of our issued and outstanding capital stock have agreed with the underwriters, subject to certain exceptions, not to sell, transfer, offer, dispose of or hedge any shares of our common stock or securities convertible into or exchangeable for shares of our common stock during the period from the date of this prospectus continuing through the date 90 days after the date of this prospectus, except with the prior written consent of JMP Securities LLC. This agreement does not apply to any existing employee benefit plans.

Our common stock is listed on The NASDAQ Capital Market under the symbol “MEET.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchases common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The NASDAQ Capital Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

We have agreed to indemnify the several underwriters and their control persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of our common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Except for services provided in connection with this offering, no underwriter has provided us with any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The legality of the common stock offered by this prospectus supplement has been passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. The underwriters are being represented in connection with this offering by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements of MeetMe, Inc. for the year ended December 31, 2013 appearing in our Annual Report on Form 10-K for the year ended December 31, 2013 (including schedules appearing therein, if any), have been audited by McGladrey LLP. The consolidated financial statements of MeetMe, Inc. for the year ended December 31, 2012 appearing in our Annual Report on Form 10-K for the year ended December 31, 2013 (including schedules appearing therein, if any), have been audited by Salberg & Company P.A. Both McGladrey LLP and Salberg & Company P.A. are independent registered public accounting firms, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Salberg & Company P.A. and McGladrey LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you at the SEC’s website at http://www.sec.gov and our website at www.meetmecorp.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement, which includes additional information about us and the securities offered by this prospectus. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 001-33105.

●	Our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2013, filed with the SEC on March 25, 2014 and April 4, 2014, respectively;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 15, 2014;

●	Our Current Reports on Form 8-K, filed with the SEC on February 3, 2014, February 27, 2014, April 3, 2014, and May 27, 2014;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 11, 2014; and

●	The description of our common stock contained on Form 8-A, filed with the SEC on April 3, 2014.

Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you call or write us at the following address or telephone number:

MeetMe, Inc.

100 Union Square Drive

New Hope, PA 18938

Telephone: (215) 862-1162

Attention: General Counsel

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings as described above under the heading “Where You Can Find More Information.”

PROSPECTUS

MeetMe, Inc.

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We, from time to time, may offer and sell, in one or more offerings, shares of our common stock, shares of our preferred stock, warrants and units. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $50,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities and may also supplement, update or amend information contained in this prospectus.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If we use underwriters, dealers or agents to sell these securities, we will name them and describe their compensation arrangements in the prospectus supplement relating to such offering.

Our common stock is listed on The NASDAQ Capital Market of the NASDAQ Stock Market LLC under the symbol “MEET.” We have not yet determined whether any of the other securities covered by this prospectus will be listed on any exchange, inter dealer quotation system or over the counter market. If we decide to seek listing of any such securities upon issuance, the prospectus supplement relating to the offering of such securities will disclose the exchange, quotation system or market on which the securities will be listed.

Our executive offices are located at 100 Union Square Drive, New Hope, Pennsylvania 18938 and our telephone number is (215) 862-1162.

Investing in these securities involves certain risks. See “Risk Factors” on page 2 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2014

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
ABOUT MEETME, INC.	2
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	2
USE OF PROCEEDS	4
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	5
DESCRIPTION OF WARRANTS	10
DESCRIPTION OF UNITS	11
PLAN OF DISTRIBUTION	12
VALIDITY OF SECURITIES	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13
DOCUMENTS INCORPORATED BY REFERENCE	14

-i-

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may offer and sell, from time to time in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities may be offered. Each time we sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may also supplement, update or amend information contained in or incorporated by reference into this prospectus.

The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Documents Incorporated by Reference” and under the heading “Where You Can Find More Information.” All references in this prospectus to “we,” “us,” “our,” and “MeetMe” refer only to MeetMe, Inc. and not to any existing or future subsidiaries of MeetMe, Inc., unless the context otherwise requires.

You should not assume that the information contained in this prospectus, the registration statement to which this prospectus is a part, any accompanying prospectus supplement or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, any accompanying prospectus supplement, and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

ABOUT MEETME, INC.

MeetMe is a social network for meeting new people both on the web and on mobile platforms, including on iPhone, Android, iPad and other tablets, that facilitates interactions among users and encourages users to connect with each other. We monetize through advertising, virtual currency, and paid subscriptions. We provide users with access to an expansive, multilingual menu of resources that promote social interaction, information sharing and other topics of interest to users. We also offer online marketing capabilities, which enable marketers to display their advertisements in different formats and in different locations. We work with our advertisers to maximize the effectiveness of their campaigns by optimizing advertisement formats and placement.

Just as Facebook has established itself as the social network of friends and family, and LinkedIn as the social network of colleagues and business professionals, MeetMe is creating the social network not of the people you know but of the people you want to know. We believe meeting new people is a basic human need, especially for users aged 18-30, when so many long-lasting relationships are made. There are more than one billion people aged 18-30 worldwide with more than 50 million such people in the United States.

We believe that we have significant growth opportunities ahead as people increasingly use their mobile devices to discover the people around them. Given the importance of establishing connections within a user’s geographic proximity, we believe it is critical to establish a high density of users within the geographic regions we serve.  As the MeetMe network grows the number of users in a location, we believe users who are seeking to meet new people will incrementally benefit from the quantity of relevant connections.

RISK FACTORS

Investing in our securities involves risks. Before investing in our securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our filings with the Securities and Exchange Commission (which we refer to as the “SEC”) that are incorporated by reference into this prospectus and under the caption “Risk Factors” in any accompanying prospectus supplement or free writing prospectus that we deliver to you. You should also carefully consider all other information contained in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus that we deliver to you. A discussion of the documents incorporated by reference into this prospectus is set forth below under the heading “Documents Incorporated by Reference.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, these forward-looking statements include, among others, statements about:

•       our expectations regarding user engagement patterns;

•       our expectations regarding mobile usage by our users;

•       the impact of increased mobile usage on revenues and financial results;

•       our expectations relating to advertising and the effects of advertising and mobile monetization on our revenues;

•       our plans regarding product development, international growth and personnel;

•       our liquidity and expectations regarding uses of cash;

•       our expectations regarding payments relating to cost reduction initiatives;

•       the impact of new accounting policies; and

•       our plans for capital expenditures for the remainder of the year ending December 31, 2014.

Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project” and other words of similar meaning, although not all forward-looking statements contain these identifying words.

Important factors that could cause actual results to differ from those in the forward-looking statements include users’ willingness to try new product offerings, the risk that unanticipated events affect the functionality of our mobile applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices, the risk that the mobile advertising market will not grow, the ongoing existence of such demand and the willingness of our users to complete mobile offers or pay for virtual currency. Any forward-looking statement made by us in this report speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. We refer you to our most recent Annual Report on Form 10-K for the most recent fiscal year under the caption “Item 1A – Risk Factors” of such report, and the other documents incorporated by reference into this prospectus for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements.

You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus. Each forward-looking statement speaks only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

 USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from any sale of the securities that we may sell by this prospectus and any accompanying prospectus supplement for working capital and other corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the prospectus supplement relating to that offering.

 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock will apply generally to any future common stock or preferred stock that we may offer, but is not complete. It is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended (which we refer to as our “certificate of incorporation”), our amended and restated bylaws (which we refer to as our “bylaws”), each of which is incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware (which we refer to below as the “DGCL”).

Authorized Capital Stock

We are authorized to issue a total of 105,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Our authorized common stock consists of 100,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock is entitled to one vote per share.

Subject to the preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of MeetMe as may be declared by the board of directors from time to time out of the legally available assets or funds of MeetMe.

Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Holders of common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.

Our board of directors may authorize the issuance of preferred stock with voting, conversion, dividend, liquidation and other rights that may adversely affect the rights of the holder of our common stock.

Preferred Stock

Our authorized preferred stock consists of 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares are designated as Series A-1 preferred stock. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Subject to the limits imposed by the DGCL, our board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series.

Unless otherwise set forth in the applicable certificate of designations for such series of preferred stock:

●	Holders of preferred stock have the same voting rights as holders of our common stock and are entitled to any notice of meeting of stockholders;

●

Holders of preferred stock will be entitled to receive, when declared by the board of directors, out of legally available funds, dividends at the rates fixed by the board of directors for the respective series of preferred stock, and no more, before any dividends will be declared and paid, or set apart for payment, on our common stock with respect to the same dividend period;

●

At the option of our board of directors, we may redeem all or part of the shares of any series of preferred stock on such terms and conditions fixed in the applicable certificate of designations for such series of preferred stock;

●	Holders of our preferred stock have no preemptive rights and will have no liability for further calls or assessments.

For any series of preferred stock that we may offer, our board of directors will determine and the prospectus supplement relating to such series will describe:

●	The designation and number of shares of such series;

●

The rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

●	Any provisions relating to convertibility or exchangeability of the shares of such series;

●	The rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

●	The voting powers, if any, of the holders of shares of such series;

●	Any provisions relating to the redemption of the shares of such series;

●	Any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

●	Any conditions or restrictions on our ability to issue additional shares of such series or other securities; and

●	Any other specific terms, preferences, limitations or restrictions.

Certain Anti-Takeover Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

The following is a summary of certain provisions of our certificate of incorporation, bylaws and the DGCL that may have the effect of delaying, deterring or preventing hostile takeovers or changes in control or management of MeetMe. Such provisions could deprive our stockholders of opportunities to realize a premium on their stock. At the same time, these provisions may have the effect of inducing any persons seeking to acquire or control us to negotiate terms acceptable to our board of directors. Throughout the summary we have included parenthetical references to sections of our certificate of incorporation and bylaws to help you locate the provisions being discussed.

Undesignated Preferred Stock

Our certificate of incorporation authorizes our board of directors to issue shares of preferred stock and set the voting powers, designations, preferences, and other rights related to that preferred stock without stockholder approval. Any such designation and issuance of shares of preferred stock could delay, defer or prevent any attempt to acquire or control us. (Section 4)

No Cumulative Voting

Our certificate of incorporation and bylaws do not provide for cumulative voting. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Ability to Call Special Meeting of Stockholders

Our bylaws provide that special meetings of stockholders may be called at any time by our board of directors. Special meetings of the stockholders may be requested in writing by the holders of not less than 20 percent of all the shares entitled to vote at the meeting, provided that the board of directors, in its sole discretion, determines such request is valid. If the board of directors determines the request is valid, the board may determine a meeting date not less than 90 and no more than 120 days after the receipt of such request. The board’s ability to determine the validity of stockholder special meeting request and set the date for such special meetings of stockholders may require our stockholders to wait for a regularly scheduled annual meeting to change the composition of our board of directors. (Article I Section 2(b) and Article 2 Section 12)

Advance Notification of Stockholder Nominations and Proposals

Our bylaws provide that in order for nominations of directors or other business to be properly brought before an annual meeting by our stockholders, subject to certain limited exceptions, the stockholders must give notice to us not later than 120 days nor earlier than 150 days prior to the anniversary of the date of our previous annual meeting of stockholders. The notice must contain specific information regarding the nominee for director, or other business to be addressed, as well as information regarding the stockholder who is proposing the nomination. (Article I Section 11)

Amendments to Bylaws

Our bylaws permit our board of directors and our stockholders to repeal or amend our bylaws, and to adopt new bylaws, in accordance with Section 109 of the DGCL. (Article VIII)

Business Combinations under Delaware Law

We are a Delaware corporation. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. The term “business combination” is broadly defined to include mergers, consolidations, sales and other dispositions of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation, and other specified transactions resulting in financial benefits to the interested stockholder. Under Section 203, an “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns (or within the three prior years did own) 15% or more of the corporation’s outstanding voting stock.

This prohibition is effective unless:

●

the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

●

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by specified employee stock plans; or

●

at or after the time the stockholder becomes an interested stockholder, the business combination is approved by a majority of the board of directors and, at an annual or special meeting, by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors. A corporation can elect to have Section 203 of the DGCL not apply to it by expressly providing so in its certificate of incorporation or bylaws; we have not made such an election.

Limitation of Personal Liability of Directors and Officers

Our certificate of incorporation provides that our directors are entitled to the benefits of all limitations on the liability of directors that are now or hereafter become available under the DGCL. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL does not permit exculpation for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders,

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

●	under section 174 of the Delaware law, which pertains, among other things, to liability for the unlawful payment of dividends, or

●	for any transaction from which the director derived an improper personal benefit. (Section 9)

In addition, our certificate of incorporation provides that we will indemnify any person who is or was a director or officer of ours, or is or was serving at our request as a director, officer employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, with respect to actions taken or omitted by such person in any capacity in which such person serves us or such other corporation, partnership, joint venture trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and will inure to the benefit of such person’s heirs, executors and personal and legal representatives. (Section 10(a))

In addition, our certificate of incorporation provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification. (Section 10(a))

The limitation of liability, indemnification and advancement of expenses provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.

Transfer Agent and Registrar

Action Stock Transfer Corp. serves as the registrar and transfer agent for our common stock. The transfer agent for any series of preferred stock covered by this prospectus will be identified in the prospectus supplement relating to that series of preferred stock.

Stock Exchange Listing

Our common stock is listed on The NASDAQ Capital Market of the NASDAQ Stock Market LLC under the trading symbol “MEET.” We have not yet determined whether any series of preferred stock covered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any series of preferred stock upon issuance, the prospectus supplement relating to that series of preferred stock will disclose the exchange, quotation system or market on which such preferred stock will be listed.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant and warrant agreement that will be filed with the SEC in connection with the offering of such warrants. You should refer to the provisions of the applicable warrant and warrant agreement and applicable prospectus supplement for more specific information about the warrants we offer. If any particular terms of the warrant or warrant agreement described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

We may issue warrants for the purchase of our common stock, preferred stock, units or any combination of the foregoing. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

●	the offering price;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the number of warrants offered;

●	the securities underlying the warrants;

●	the exercise price and the amount of securities you will receive upon exercise;

●	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

●	the rights, if any, we have to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	U.S. federal income tax consequences;

●	the name of the warrant agent; and

●	other material terms of the warrants.

Warrants may be exercised in the manner specified in applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities. After your warrants expire they will become void.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of such units. You should refer to the provisions of the applicable unit agreement and applicable prospectus supplement for more specific information about the units we offer. If any particular terms of the unit described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

●

the terms of the units and of the warrants, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of the unit agreement governing the units; and

●	a description of the provisions for payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may offer and sell the securities under this prospectus from time to time in one or more of the following ways:

●	through agents;

●	to dealers;

●	to underwriters;

●	directly to other purchasers; or

●	through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices;

●	at prices determined by an auction process; or

●	at negotiated prices.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”). Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Direct Sales

We may sell securities directly to you, without the involvement of underwriters or agents.

General Information

Any underwriters or agents will be identified and their compensation described in the prospectus supplement applicable to such offering.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.

Underwriters, dealers and agents (or one or more of their respective affiliates) may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MeetMe, Inc. for the year ended December 31, 2013 appearing in our Annual Report on Form 10-K for the year ended December 31, 2013 (including schedules appearing therein, if any), have been audited by McGladrey LLP. The consolidated financial statements of MeetMe, Inc. for the year ended December 31, 2012 appearing in our Annual Report on Form 10-K for the year ended December 31, 2013 (including schedules appearing therein, if any), have been audited by Salberg & Company P.A. Both McGladrey LLP and Salberg & Company P.A. are independent registered public accounting firms, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Salberg & Company P.A. and McGladrey LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you at the SEC’s website at http://www.sec.gov and our website at www.meetmecorp.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 001-33105.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 25, 2014;

●	Our Current Reports on Form 8-K, filed with the SEC on February 3, 2014, February 27, 2014 and April 3, 2014; and

●	The description of our common stock contained on Form 8-A, filed with the SEC on April 3, 2014.

Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you call or write us at the following address or telephone number:

MeetMe, Inc.

100 Union Square Drive

New Hope, PA 18938

Telephone: (215) 862-1162

Attention: General Counsel

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading “Where You Can Find More Information.”

5,000,000 Shares

Common Stock

Prospectus Supplement

Sole Book Running Manager

JMP Securities

Co-Managers

Northland Capital Markets	Janney Montgomery Scott

July 23, 2014